UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

800 West Madison Street, Chicago Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2010, MB Financial, Inc. held its annual meeting of stockholders. The results of the vote at the meeting were as follows:

1) Election of Directors (each for a term of three years)

Name	Votes For	Votes Withheld	Broker Non-Votes

Mitchell Feiger	38,557,792	780,897	5,291,415

James N. Hallene	36,281,895	3,056,794	5,291,415

Charles J. Gries	39,079,278	259,411	5,291,415

2) Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions

31,365,848	13,010,472	253,784

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

3) Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions

44,114,026	440,840	75,238

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

4) A non-binding stockholder proposal requesting the Board of Directors to take necessary steps to provide expense reimbursement in contested director elections

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,497,807	34,148,411	692,471	5,291,415

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was not approved.

5) A non-binding stockholder proposal requesting the Board of Directors to take necessary steps to declassify the Board

Votes For	Votes Against	Abstentions	Broker Non-Votes

31,696,042	7,404,722	237,925	5,291,415

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: 5/21/10	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer

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